Exhibit 99.2

Certification of Periodic Financial Report by
Chief Financial Officer Pursuant to 18 U.S.C. § 1350

I, Dennis E. Young, Executive Vice President and Chief Financial Officer of Wells Fargo Financial, Inc. (the “Company”), certify that:

(1)                                  the Company’s Quarterly Report on Form 10–Q for the quarterly period ended September 30, 2002 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dennis E. Young
Dennis E. Young
Executive Vice President and
Chief Financial Officer
Wells Fargo Financial, Inc.
November 12, 2002